Exhibit 10.2

Senior Housing Properties Trust

400 Centre Street
Newton, MA 02458

March 13, 2006

Five Star Quality Care Trust 400
Centre Street

Newton, MA 02458

Attention: Bruce J. Mackey

Re:                               Second Amended and Restated Lease Agreement dated as of November 19, 2004 (as amended, the “Lease”)

Dear Bruce:

The purpose of this letter is to confirm that, pursuant to Section 4.1.1(b) of the Lease, Valley View was sold on December 31, 2005. The net proceeds of the sale received were $2,676,448.00. Accordingly, effective January 1, 2006, Minimum Rent payable under the Lease shall be reduced by $267,644.80 per annum.

Very truly yours,

/s/ John R. Hoadley
John R. Hoadley
Acknowledged and Agreed:

Five Star Quality Care Trust
By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey, Jr.
Treasurer